Exhibit 10.16

RESOLUTIONS FOR THE NOVEMBER 25, 2004

MEETING OF THE ORGANIZING BOARD OF

1ST CENTURY BANK, NATIONAL ASSOCIATION

I.                                         CUPP EMPLOYMENT AGREEMENT

WHEREAS, Richard S. Cupp has been engaged by the Organizers and the Organizing Board as a consultant during the application and organizational phases of the Bank, pursuant to which (i) consulting fees of $7,000 per month have been paid since February 1, 2003 and will continue to be paid until the Bank opens for business; and (ii) from February 1, 2003, until the Bank opens for business, the Bank will accrue, for payment after the Bank opens for business, the additional amount of $8,833 per month in payment for these consulting services; and

WHEREAS, the Organizing Board desires to ratify and affirm the terms of the consulting agreement in effect with Richard S. Cupp; and

WHEREAS, it is in the best interests of the Bank that it enter into an employment agreement with Richard S. Cupp as the prospective President and Chief Executive Officer of the Bank to commence when the Bank opens for business; and

WHEREAS, there has been presented to the Organizing Board a proposed form of Employment Agreement in the form attached hereto as Exhibit “A” (the “Cupp Agreement”) which the Board desires to adopt, and which shall be subject to confirmation and ratification by the Board of Directors of the Bank when elected by the shareholders, and to required regulatory review and non-objection;

NOW, THEREFORE, BE IT HEREBY RESOLVED, that the terms and conditions of the consulting agreement in effect with Richard S. Cupp are hereby ratified and affirmed.

BE IT FURTHER RESOLVED, that the Cupp Agreement in substantially the form attached hereto as Exhibit “A” is approved and adopted, subject to confirmation and ratification by the Board of Directors of the Bank when elected by the shareholders, and to required regulatory review and non-objection; and

BE IT FURTHER RESOLVED, that the prospective officers of the Bank are authorized and directed to execute the Cupp Agreement for and on behalf of the Bank, and to do and perform any and all other acts necessary or desirable to carry out the terms of the Cupp Agreement.

BE IT FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Bank is directed to insert a duly executed copy of the Cupp agreement in the minute books of the Bank.